UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2015

iCAD, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9341	02-0377419
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100

Nashua, NH 03062

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (603) 882-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the promotion of Kevin C. Burns to President on February 5, 2015, iCAD, Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Employment Agreement, dated April 26, 2011, as amended on November 21, 2013, by and between the Company and Mr. Burns. The Amendment provides, among other things, as follows:

•	Mr. Burns’ title is changed to include President. In addition to now serving as the Company’s President, Mr. Burns is also the Company’s Chief Financial Officer (a position he has held with the Company since April 2011) and Chief Operating Officer (a position he has held since November 2013); and

•	Mr. Burns’ benefits on a change of control, termination without cause and termination for good reason, is extended from 12 months to 18 months.

All other substantive terms and conditions of the Employment Agreement remain unchanged.

Mr. Kenneth Ferry, who used to hold the title of President of the Company, continues as the Company’s Chief Executive Officer.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosures in Item 1.01 of this Current Report on Form 8-K are incorporated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iCAD, INC.

Dated: February 11, 2015	/s/ Kenneth Ferry
Kenneth Ferry
Chief Executive Officer